                                                                                                                         EXHIBIT 8.1

                                                             July 31, 2007

Synthetic Fixed-Income Securities, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re:      STRATS Trust for BNSF Funding Trust I Securities, Series 2007-2

Ladies and Gentlemen:

         We have advised  Synthetic  Fixed-Income  Securities,  Inc., a Delaware  corporation  (the  "Company") with respect to certain federal  income tax aspects in  connection  with the proposed  sale by the Company and purchase by Wachovia  Capital  Markets,  LLC, as representative of the underwriters  named therein  (collectively,  the  "Underwriters"),  of the STRATS Callable  Certificates,  Series
2007-2 (the "Securities"),  pursuant to the terms of the Underwriting Agreement,  dated as of July 19, 2007 (the "Agreement"),  between the Company,  STRATS,  LLC and the  Underwriters.  The  Securities  are being issued  pursuant to a Base Trust  Agreement,  dated as of
September 8,  2006 (the "Base Trust  Agreement"),  between  the  Company and U.S.  Bank Trust  National  Association,  as trustee  (the
"Trustee"),  as  supplemented  by a Series  Supplement,  dated as of July 31, 2007 (the "Series  Supplement" and together with the Base
Trust Agreement, the "Trust Agreement"), between the Company and the Trustee.

         Such advice  conforms to the  description of selected  federal income tax  consequences  to holders of the  Certificates  that appear  under  the  heading  "Material  Federal  Income  Tax  Consequences"  in the  Prospectus  and the  Prospectus  Supplement.  Such
description does not purport to discuss all possible income tax ramifications of the proposed  issuance,  but with respect to those tax consequences  which are discussed,  in our opinion,  to the extent they  constitute  matters of law or legal  conclusions  with respect thereto, the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

         We  hereby  consent  to the  filing  of this  opinion  as an  exhibit  to the  Registration  Statement  on Form S-3  (File No.
333-135656) (the  "Registration  Statement"),  as declared  effective on October 3, 2006, and to the use of our name wherever appearing in the

Registration  Statement and the Prospectus  contained therein.  In giving such consent we do not consider that we are "experts,"
within the meaning of the term as used in the Act or the rules and  regulations of the Commission  issued  thereunder,  with respect to any part of the  Registration  Statement,  including  this opinion,  as an exhibit or otherwise.  We disclaim any  obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                                     Very truly yours,

                                                     /s/ Orrick Herrington & Sutcliffe LLP
                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP